UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     AUGUST 30, 2004

PFSWEB, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28275	75-2837058

(Commission File Number)	(IRS Employer Identification No.)

500 North Central Expressway
Plano, TX 75074

(Address of Principal Executive Offices) (Zip Code)

(972) 881-2900

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement

     On August 25, 2004, Priority Fulfillment Services, Inc. (“PFS”), a wholly-owned subsidiary of PFSweb, Inc. (“the Company”) entered into a Lease with Fleet National Bank (“Fleet”) pursuant to which PFS will lease certain equipment for an initial term of eight years, with options to renew, terminate prior to the end of the stated term and/or purchase the equipment. The monthly rent under the lease is $29,847, subject to a rental adjustment based on interest rates. Under the lease, PFS has indemnified the lessor in respect of various costs, liabilities and obligations. Upon any default by PFS under the lease, the lessor has all rights and remedies available at law or in equity, including the right to accelerate the remaining balance of rent payments and/or terminate the lease. The Company has guaranteed all obligations of PFS under the lease. The Company and Fleet are also parties to other equipment leases pursuant to which the PFS leases other equipment from Fleet.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     See Item 1.01 described above and incorporated herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.
Dated: August 30, 2004	By:	/s/ THOMAS J. MADDEN
Thomas J. Madden
Executive Vice President, Chief Financial and Accounting Officer